SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        December 30, 2014
                         Date of Report
                (Date of Earliest Event Reported)


                 SKYWOLF WIND TURBINE CORPORATION
          (Exact Name of Registrant as Specified in its Charter)



             COYOTE VALLEY ACQUISITION CORPORATION
         (Former Name of Registrant as Specified in its Charter)


Delaware                    000-55303                   47-1990043
(State or other
jurisdiction          (Commission File Number)        (IRS Employer
of incorporation)                                   Identification No.)

                         156 Court Street
                      Geneseo, New York 14454
           (Address of principal executive offices) (zip code)

                           585-447-9135
         (Registrant's telephone number, including area code

                       215 Apolena Avenue
                Newport Beach, California 92662
         (Former Address of Principal Executive Offices)

ITEM 3.02 Unregistered Sales of Equity Securities

     On December 31, 2014 SkyWolf Wind Turbine Corporation (formerly Coyote Valley Acquisition Corporation) (the "Registrant" or the "Company") issued 3,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 92% of the total outstanding 3,250,000 shares of common stock as follows:

                   3,000,000      Gerald Eugene Brock

     With the issuance of the stock and the redemption of 19,750,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On December 30, 2014 the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,750,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,975.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on June 18, 2014 as amended and supplemented by the information contained in this report.

    The Registrant intends to combine with SkyWolf Wind Turbine Corporation, a private company that designs, develops, manufactures and sells "small wind" turbines. That company currently sells a 3.5 KW high efficiency wind turbine model that was designed to address the pitfalls of traditional wind turbines, namely traditional wind turbines have an average height of about 140 feet, require approximately an acre of land for the structure and need minimum winds of about 7 mph. The company's wind turbines have a height of only 30 feet, require only a 10-foot square piece of land and need minimum winds of 5.5 mph. In addition, the Registrant's SkyWolf 3.5 KW High Efficiency wind turbine produces twice the power output of a conventional wind turbine. The private company is developing its patented 3.5 KW Wind-Solar Hybrid unit which will produce twice the power output of its earlier model. The anticipates effecting a business combination with the private company and targeting its initial sales in the Upstate New York market,

ITEM 5.02   Departure of Directors or Principal Officers;
            Election of Directors

    On December 30, 2014, James M. Cassidy resigned as the Registrant's president, secretary and director.

    On December 30, 2014, James McKillop resigned as the Registrant's vice president and director.

    On December 30, 2014, Gerald Eugene Brock was named director of the Registrant.

    On December 30, 2014, Gerald Eugene Brok was appointed Chief Executive Officer and Treasurer of the Registrant.

    Gerald Eugene Brock serves as the sole director and officer of the Registrant and serves as President and Chief Executive Officer of SkyWolf Wind Turbine Corporation, a private company, which designs, develops, manufactures and sells small wind turbines. Mr. Brock founded SkyWolf Wind Turbine Corporation (formerly Brock Renewable Energy Research and Development Corporation) in August, 2010. Mr. Brock is an experienced inventor, has spent over a decade in the wind energy industry and has developed wind turbines focusing on achieving higher efficiencies. Mr. Brock holds four patents for his inventions and has several patents pending.

                              SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                SKYWOLF WIND TURBINE CORPORATION

Date: December 31, 2014
                                /s/ Gerald Eugene Brock
                                Chief Executive Officer